Exhibit 3.1

As amended through 2/2/18

THE TJX COMPANIES, INC.

BY-LAWS

ARTICLE I

Certificate of Incorporation

The name, location of the principal office or place of business in the State of Delaware, and the nature of the business or objects or purposes of the corporation shall be as set forth in its certificate of incorporation. These by-laws, the powers of the corporation and of its directors and stockholders, and all matters concerning the management of the business and conduct of the affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the certificate of incorporation; and the certificate of incorporation is hereby made a part of these by-laws. In these by-laws, references to the certificate of incorporation mean the provisions of the certificate of incorporation (as that term is defined in the General Corporation Law of the State of Delaware) of the corporation as from time to time in effect, and references to these by-laws or to any requirement or provision of law mean these by-laws or such requirement or provision of law as from time to time in effect.

ARTICLE II

Annual Meeting of Stockholders

(a) The annual meeting of stockholders shall be held either (i) at 11:00 a.m. on the first Tuesday in June in each year, unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or (ii) at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.

(b) Advance Notice of Nominations and Proposals of Business.

(i) Nominations. Except as otherwise fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations of persons for election to the board of directors of the corporation and proposals for business to be transacted by the stockholders at an annual meeting of stockholders may be made (A) pursuant to the corporation’s notice with respect to such meeting, (B) by or at the direction of the board of directors or a committee appointed by the board of directors or (C) by a stockholder of record of the corporation who (1) was a stockholder of record at the time of the giving of the notice contemplated in this Section (b), (2) who is entitled to vote at such meeting and (3) has complied with the notice procedures set forth in this Section (b). Other than nominations pursuant to Section (c) of Article II of these by-laws, this Section (b) shall be the exclusive means for a stockholder to make nominations or propose other business (other than matters properly brought pursuant to applicable provisions of federal law, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before an annual meeting of stockholders.

(ii) Notice. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section (b)(i),(A) the stockholder must have given timely notice thereof in writing to the secretary of the corporation with the information contemplated by this Section (b)(ii) and (ii) the business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. To be timely, a stockholder’s notice shall be delivered to, or mailed to and received by, the secretary of the corporation at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the prior year’s annual meeting or if the date of the annual meeting of stockholders is more than thirty (30) days earlier or more than sixty (60) days later than the first anniversary of the prior year’s annual meeting, then not later than the close of business on the 10th day after the public announcement of the meeting date. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) a statement as to whether such person, if elected, intends to comply with the corporation’s Corporate Governance Principles, (4) a description of all current and planned direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and the proposed nominee, and his or her respective affiliates or associates, on the other hand, and (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as the nominee and to serving as a director if elected, in form and substance reasonably satisfactory to the corporation); (B) as to each proposal that the stockholder seeks to bring before the meeting, a brief description of such proposal, the reasons for making the proposal at the meeting and any material interest that the stockholder has in the proposal; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class (and, if applicable, series) and number of shares of stock of the corporation that are, directly or indirectly, owned beneficially or of record by such person or any Stockholder Associated Person (as defined below), (3) a statement as to whether such stockholder intends to maintain ownership of such shares of stock of the corporation for at least one year following the annual meeting, (4) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the corporation of the stockholder or any Stockholder Associated Person, (5) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns an interest in a general partner, (7) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the corporation or Derivative Instruments, (8) a representation in form and substance reasonably satisfactory to the corporation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (9) a representation in form and substance reasonably satisfactory to the corporation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation’s outstanding capital stock required to carry the proposal, or in the case of a nomination or nominations, at least the percentage of the corporation’s outstanding capital stock to elect the nominee and/or (y) otherwise solicit proxies from stockholders in support of such nomination. For purposes of these by-laws, a “Stockholder Associated Person” of any stockholder means (x) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder that owns beneficially or of record any capital stock or other securities of the corporation or any Derivative Instrument and (y) any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the corporation.

(iii) Eligibility. Subject to Section (c) of this Article II, the certificate of incorporation of the corporation and applicable law, only persons nominated in accordance with procedures stated in this Section (b) shall be eligible for election as and to serve as a member of the Board of Directors and the only business that shall be conducted at an annual meeting of stockholders is the business that has been brought before the meeting in accordance with the procedures of this Section (b). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. In addition, at the request of the corporation, any nominee proposed by a stockholder for election as a director of the corporation must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of directors and officers to the secretary of the corporation. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article II. The board of directors or the chairman of the meeting of stockholders shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section (b) and, if any nomination or proposal does not comply with this Section (b), unless otherwise required by law, the nomination or proposal shall be disregarded and no vote on such nomination or proposal will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(iv) Public Announcement. For purposes of this Article II, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v) Compliance with Law. Notwithstanding the foregoing provisions of this Section (b), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section (b). Nothing in this Section (b) shall affect any rights, if any, of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(c) Proxy Access for Director Nominations.

(i) Proxy Access. Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2017 annual meeting of stockholders), subject to the provisions of this Section (c), the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the board of directors, including through a committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the board of directors by any stockholder or group of no more than twenty (20) stockholders (provided that a group of funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder) that satisfies the requirements of this Section (c) (the “Eligible Stockholder”), and who expressly elects at the time of providing a notice that names the Stockholder Nominee and otherwise satisfies the requirements of this Section (c) (the “Notice of Proxy Access Nomination”) to have the Stockholder Nominee included in the corporation’s proxy materials (including the proxy card) pursuant to this Section (c). For purposes of this Section (c), the “Required Information” that the corporation will include in its proxy statement is the information provided to the secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the Exchange Act, and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, for each of its Stockholder Nominee(s) (the “Statement”). Only one Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section (c), the corporation may (A) omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation, and (B) solicit against any Stockholder Nominee or include in the corporation’s proxy statement its own statement or other information relating to any Eligible Stockholder or Stockholder Nominee.

(ii) Timeliness of Notice. To nominate a Stockholder Nominee, the Eligible Stockholder must timely submit to the secretary of the corporation at the principal executive offices of the corporation the Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the secretary of the corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the corporation issued its proxy statement for the previous year’s annual meeting of stockholders, or, if the date of the annual meeting of stockholders is more than thirty (30) days earlier or more than sixty (60) days later than the anniversary date of the most recent annual meeting of stockholders, then not later than the close of business on the 10th day after public announcement of the meeting date. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination.

(iii) Maximum Number of Stockholder Nominees.

(A) Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) or (y) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section (c) (the “Final Proxy Access Nomination Date”), or if such a number is not a whole number, the closest whole number (rounding down) below twenty percent (20%). In the event that one or more vacancies for any reason occurs on the board of directors after the Final Proxy Access Nomination Date but before the date of the annual meeting, and the board of directors resolves to reduce the size of the board of directors in connection therewith, the maximum number of Stockholder Nominees included in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.

(B) Persons Considered in Calculation of Maximum Number of Stockholder Nominees. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section (c) has been reached: (w) any Stockholder Nominee whom the board of directors decides to nominate as a board of directors nominee, (x) any Stockholder Nominee who is subsequently withdrawn, (y) any director who had been a Stockholder Nominee at any of the preceding two annual meetings and whose reelection at the upcoming annual meeting is being recommended by the board of directors and (z) any director in office or director candidate that in either case will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding between the corporation and a stockholder or group of stockholders, other than any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the board of directors, for at least two annual terms.

(C) Ranking Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section (c) shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section (c) exceeds the maximum number of nominees provided for in this Section (c), the highest ranking Stockholder Nominee who meets the requirements of this Section (c) from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, proceeding in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section (c) from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(D) Exclusion of Stockholder Nominees. Notwithstanding anything to the contrary contained in this Section (c), if the secretary of the corporation receives notice pursuant to Section (b) of Article II of these by-laws that a stockholder intends to nominate one or more persons for election to the board of directors at such meeting, no Stockholder Nominees will be included in the corporation’s proxy materials with respect to such meeting pursuant to this Section (c).

(iv) Ownership. For purposes of this Section (c), an Eligible Stockholder shall only be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. The number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (A) sold by such stockholder (or any of its affiliates) in any transaction that has not been settled or closed, (B) borrowed by such stockholder (or any of its affiliates) for any purposes or purchased by such stockholder (or any of its affiliates) pursuant to an agreement to resell or (C) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock of the corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or its affiliates’) rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares and/or (2) offsetting to any degree any gain or loss arising from the full economic interest in such shares by such stockholder (or affiliate). An Eligible Stockholder’s ownership of loaned shares shall only be deemed to continue during any period in which (x) the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice and recalls such loaned shares not more than five (5) business days after being notified that any of its Stockholder Nominee(s) will be included in the corporation’s proxy materials or (y) the Eligible Stockholder has delegated any voting power by means of proxy, proxy of attorney, or other instrument or arrangement that is revocable at any time by the Eligible Stockholder. Whether outstanding shares of common stock of the corporation are “owned” for these purposes will be determined by the Board. For purposes of this Section (c), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(v) Required Ownership Percentage; Minimum Holding Period. In order to make a nomination pursuant to this Section (c), an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is received by the secretary of the corporation in accordance with this Section (c) and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section (c), the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is 3 years. For purposes of determining the denominator to be used in calculating whether an Eligible Stockholder meets the Required Ownership Percentage, the Eligible Stockholder may rely on information about the outstanding shares of the corporation, as set forth in the corporation’s most recent quarterly or annual report, and any current report subsequent thereto, filed with the Securities and Exchange Commission pursuant to the Exchange Act, unless the Eligible Stockholder has reason to know that the information contained therein is inaccurate.

(vi) Information to be Provided.

(A) Information to be Provided by Eligible Stockholder. The Notice of Proxy Access Nomination must include: (1) in form and substance reasonably satisfactory to the corporation, one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (2) documentation in form and substance reasonably satisfactory to the corporation demonstrating that any group of funds being counted as one stockholder in meeting the definition of Eligible Stockholder are entitled to be treated as one stockholder for purposes of this Section (c), (3) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act (or any successor provisions); (4) the information, representations, and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section (b) of Article II of these by-laws; (5) in the case of a nomination by a group of stockholders, that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination; (6) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, in form and substance reasonably satisfactory to the corporation; (7) a representation in form and substance reasonably satisfactory to the corporation that the Eligible Stockholder (u) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (v) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (w) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section (c), (x) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (y) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (z) will provide facts, statements, and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (8) a statement as to whether the Eligible Stockholder intends to maintain qualifying ownership of the Required Shares for at least one year following the annual meeting; and (9) an undertaking in form and substance reasonably satisfactory to the corporation that the Eligible Stockholder agrees to (x) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation and (y) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss, or damages, as incurred, in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section (c).

(B) Information to be Provided by Stockholder Nominee. The Notice of Proxy Access Nomination, must include a written representation and agreement from the Stockholder Nominee in form and substance reasonably satisfactory to the corporation that such person (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (2) has not during the past three years, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with applicable law, all applicable rules of the U.S. exchanges upon which the common stock of the corporation is listed, and all of the corporation’s publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, (4) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (5) will irrevocably resign, together with a letter of resignation, with such resignation to become automatically effective upon determination by the board of directors (excluding for this purpose the Stockholder Nominee) that (x) such Stockholder Nominee or the applicable Eligible Stockholder has breached or has failed to comply with any of its or their obligations under this Section (c) or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section (c)), (y) any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section (c)) was not, when provided, true and correct in all material respects or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or (z) the requirements of this Section (c) had not otherwise been met. At the request of the corporation, each Stockholder Nominee for election as a director of the corporation must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of directors and officers to the secretary of the corporation. The corporation may request such additional information, or such of the foregoing information in a form provided by the secretary upon written request, as necessary to permit the board of directors to determine if each Stockholder Nominee satisfies the requirements of this Section (c).

(vii) Notice of Defect. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies available to the corporation relating to any such defect.

(viii) Exclusions. The corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section (c), a Stockholder Nominee (A) for which the secretary of the corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section (b) of Article II of these by-laws, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (C) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the board of directors, (D) who does not qualify as a “non-employee director” under Rule 16b-3 of the Exchange Act or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (E) whose election as a member of the board of directors would cause the corporation to be in violation of these by-laws, the Fourth Restated Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the corporation is traded, or any applicable state or federal law, rule or regulation, (F) who is currently or was within the last three calendar years an officer, employee or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (G) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (H) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (I) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was not true or correct in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the board of directors or any committee thereof, or (J) if such Stockholder Nominee or the applicable Eligible Stockholder has breached or has failed to comply with any of its or their obligations under this Section (c) or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section (c)) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section (c)) was not, when provided, true or correct or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section (c) have not otherwise been met.

(ix) Invalidity. Notwithstanding anything to the contrary set forth herein, the board of directors or the chairman of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if (A) the Stockholder Nominee(s) becomes ineligible or unavailable for election at the annual meeting, as determined by the board of directors or the chairman of the meeting, (B) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached or failed to comply with any of its or their obligations under this Section (c) or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section (c)) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section (c)) was not, when provided, true or correct or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section (c) have not otherwise been met, as determined by the board of directors or the chairman of the meeting, or (C) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section (c). In addition, the corporation will not be required to include in its proxy materials any successor or replacement Stockholder Nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.

(x) Group Membership. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section (c).

(xi) Restrictions on Successive Nominations. Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section (c) for the next two annual meetings. For the avoidance of doubt, this Section (c)(xi) shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with Section (b) of Article II of these by-laws.

ARTICLE III

Special Meetings of Stockholders

Except as otherwise required by law or as fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders may be called only by the chairman of the board, the president, or the board of directors pursuant to a resolution approved by a majority of the entire board of directors. Such call shall state the time, place and purposes of the meeting.

ARTICLE IV

Place of Stockholders’ Meetings

The annual meeting of the stockholders, for the annual election of directors and other purposes, shall be held at such place within or without the State of Delaware as the board of directors shall fix for such meeting. Adjourned meetings of the stockholders shall be held at such places and at such times as the board of directors shall fix. Special meetings of the stockholders, and adjourned special meetings of the stockholders, shall be held at such places within or without the State of Delaware and such time as the board of directors shall fix.

ARTICLE V

Notice of Stockholders’ Meetings

Except as may be otherwise required by law, by the certificate of incorporation or by other provisions of these by-laws, and subject to the provisions of Article XXII, a written notice of each meeting of stockholders, stating the place, day and hour thereof and the purposes for which the meeting is called, shall be given, at least ten days but not more than sixty days before the meeting, to each stockholder entitled to vote thereat, by leaving such notice with such stockholder or at the stockholder’s residence or usual place of business, by mailing it, postage prepaid, addressed to such stockholder at the stockholder’s address as it appears upon the books of the corporation, or by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware. Such notice shall be given by the secretary, or in case of the death, absence, incapacity or refusal of the secretary, by some other officer or by a person designated by the board of directors. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the corporation shall be limited exclusively to the business set forth in the corporation’s notice of meeting.

The corporation may postpone or cancel any previously called annual or special meeting of stockholders of the corporation by making a public announcement (as defined in Article II, Section (b)(iv)) of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting of stockholders is postponed to another time or place, if any, notice of the place (if any), date, and time of the postponed meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Article V unless such meeting is postponed not more than 60 days after initial notice of the meeting was provided in conformity with this Article V.

ARTICLE VI

Quorum and Action of Stockholders

Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

At any meeting of the stockholders, a quorum for the election of directors or for the consideration of any question shall consist of a majority of the stock issued and outstanding; except in any case where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Stock owned by the corporation, if any, shall not be deemed outstanding for this purpose. In any case any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice, except as required by law.

When a quorum is present at any meeting, except as otherwise provided by law or by the certificate of incorporation, a nominee for director shall be elected if the number of votes properly cast “for” such nominee’s election exceeds the number of votes properly cast “against” such nominee’s election; provided that if, as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not thereafter revised or supplemented) with respect to any meeting, the number of persons intended to be nominated for election to the board of directors of the corporation at such meeting (1) by or at the direction of the board of directors or a committee appointed by the board of directors and (2) by any stockholders of the corporation entitled to vote for the election of directors at the meeting who have complied with the notice procedures set forth in Article II exceeds the number of directors to be elected at such meeting, the directors shall be elected by the plurality of the votes properly cast at such meeting.

When a quorum for the consideration of a question is present at any meeting, a majority of the votes properly cast upon the question shall decide the question; except in any case where a different vote is required by law, by the certificate of incorporation or by these by-laws.

For purposes of this Article, broker non-votes and abstentions shall be counted for purposes of the quorum but shall not be counted as constituting votes cast either “for” or “against.”

ARTICLE VII

Proxies and Voting

Except as otherwise provided in the certificate of incorporation, and subject to the provisions of Article XXV, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period; and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as provided in Article XXV, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors. Shares of the capital stock of the corporation belonging to the corporation shall not be voted upon directly or indirectly.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, or to give any consent permitted by law, and persons whose stock is pledged shall be entitled to vote, or to give any consent permitted by law, unless in the transfer by the pledgor on the books of the corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon or give any such consent.

The secretary shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, at the principal place of business of the corporation, for said ten days, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such election.

ARTICLE VIII

OMITTED

ARTICLE IX

Board of Directors

The whole board of directors shall consist of not less than three nor more than fifteen directors. Within such limits the whole number of directors shall be fixed from time to time, subject to the provisions of Article XXI hereof, by action of the board of directors.

Except as otherwise fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the corporation shall be fixed from time to time by or pursuant to these by-laws. The directors shall be elected to hold office until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation, disqualification or removal from office.

References in these by-laws to the whole board of directors mean the whole number fixed as herein or in the certificate of incorporation provided, irrespective of the number at the time in office.

Each newly created directorship resulting from any increase in the number of directors may be filled only as provided in Article XXI for the filling of a vacancy in the office of a director.

No director need be a stockholder.

ARTICLE X

Powers of the Board of Directors

The board of directors shall have and may exercise all the powers of the corporation; except such as are conferred upon the stockholders by law, by the certificate of incorporation or by these by-laws.

ARTICLE XI

Committees

The board of directors may at any time and from time to time, by resolution adopted by a majority of the whole board, designate, change the membership of or terminate the existence of any committee or committees, including if desired any executive committee, each committee to consist of two or more of the directors of the corporation. Each such committee shall have such name as may be determined from time to time by resolution adopted by a majority of the whole board of directors and shall have and may exercise such powers of the board of directors in the management of the business and affairs of the corporation, including power to authorize the seal of the corporation to be affixed to all papers which may require it, as may be determined from time to time by resolution adopted by a majority of the whole board. All minutes of proceedings of committees shall be available to the board of directors on its request.

In the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of such absent or disqualified member.

ARTICLE XII

Meetings of the Board of Directors

Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board may from time to time determine. A regular meeting of the board of directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders.

Special meetings of the board of directors may be held at any time and at any place either within or without the State of Delaware when called by the chairman of the board (if any), the president, the treasurer or two or more directors, reasonable notice thereof being given to each director by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by the officer or directors calling the meeting, or without call or formal notice if each director then in office is either present or waives notice as provided in Article XXII. In any case it shall be deemed sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to such director at the director’s usual or last known business or residence address or to give notice to such director by electronic transmission or in person either by telephone or by handing such director a written notice at least twenty-four hours before the meeting.

ARTICLE XIII

Quorum and Action of Directors

At any meeting of the board of directors, except in any case where a larger quorum or the vote of a larger number of directors is required by law, by the certificate of incorporation or by these by-laws, a quorum for any election or for the consideration of any question shall consist of a majority of the directors then in office, but in any case not less than two directors; but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the directors present and voting shall be requisite and sufficient for election to any office, and a majority of the directors present and voting shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the certificate of incorporation or by these by- laws.

ARTICLE XIV

Consent by Directors or Committees

To the extent permitted by law, whenever a vote or resolution at a meeting of the board of directors or of any committee thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the certificate of incorporation or of these by-laws, such meeting and such vote or resolution may be dispensed with and such corporate action may be taken without such meeting, vote or resolution, if a written consent to such corporate action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board or of such committee.

ARTICLE XV

Chairman of the Board of Directors

A chairman of the board may be elected annually from among the directors by the board of directors at its first meeting following the annual meeting of the stockholders and shall serve until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is elected, or until he dies, resigns, is removed or replaced or becomes disqualified.

The chairman of the board (if any) shall preside at all meetings of the stockholders and of the board of directors at which he is present, except that if there is no chairman or in the absence of the chairman, or at the request of the chairman, the president shall preside. The chairman (if any) shall have such other duties and powers as may be designated from time to time by the board of directors.

ARTICLE XVI

Officers and Agents

The officers of the corporation shall be a president, a treasurer, a secretary, and such other officers, if any, as the board of directors may in its discretion elect. The board of directors may designate the chairman of the board or the president as chief executive officer. The chief executive officer shall have ultimate responsibility for the corporation’s planning and operations, both financial and operational, subject to the policies and direction of the board of directors. The board of directors may delegate to the chief executive officer the authority to appoint assistant vice presidents, assistant treasurers, assistant secretaries and such agents, if any, as he may in his discretion determine to appoint. So far as is permitted by law any two or more offices may be held by the same person. The chief executive officer may appoint such officers of the divisions of the corporation as he in his discretion shall determine, the officers of divisions not being officers of the corporation. Officers of the divisions may also be appointed officers of the corporation by the board of directors or by the chief executive officer as above provided.

Subject to law, to the certificate of incorporation and to the other provisions of these by- laws, each officer elected by the board of directors or appointed by the chief executive officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the board of directors or the chief executive officer may from time to time designate.

Officers elected by the board of directors may be elected annually at its first meeting following the annual meeting of the stockholders. Officers appointed by the chief executive officer may be appointed annually by the chief executive officer on the day of the annual meeting of the stockholders. Additional officers may be elected by the board of directors or appointed by the chief executive officer at any time.

Each officer elected by the board of directors shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is elected or appointed and qualified, or until he sooner dies, resigns, is removed or replaced or becomes disqualified. Each officer and agent appointed by the chief executive officer shall retain his authority at the pleasure of the chief executive officer.

ARTICLE XVII

President

The president shall have such duties and powers as may be designated from time to time by the board of directors.

ARTICLE XVIII

Chief Financial Officer

The chief financial officer is responsible for execution of all financial policies, plans, procedures and controls of the corporation, and the maintenance of books and records with respect thereto, including accounting and treasury functions, internal audit, budgets, borrowings, securities offerings, investments, tax reporting and financial reporting all subject to the control of the board of directors and the president. The chief financial officer shall have such other duties and powers as may be designated from time to time by the board of directors and the president.

ARTICLE XIX

Secretary and Treasurer

The secretary shall record all the proceedings of the meetings of the stockholders and the board of directors, in a book or books to be kept for that purpose, and in his absence from any such meeting a temporary secretary shall be chosen who shall record the proceedings thereof.

The secretary shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the corporation), an original or duplicate of which shall at all times during the usual hours for business be open to the examination of every stockholder at the principal office of the corporation as provided for in the General Corporation Law of the State of Delaware. The secretary shall have such other duties and powers as may be designated from time to time by the board of directors or by the chief executive officer.

The treasurer shall be in charge of the funds and valuable papers of the corporation and shall have such other duties and powers as may be designated from time to time by the board of directors, by the chief executive officer or by the chief financial officer.

ARTICLE XX

Resignations and Removals

Any director or officer may resign at any time by delivering his resignation in writing to the president or the secretary or to a meeting of the board of directors, and such resignation shall take effect at the time stated therein, or if no time be so stated then upon its delivery, and without the necessity of its being accepted unless the resignation shall so state. Except as otherwise fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office with or without cause by the holders of a majority of shares then entitled to vote generally in the election of directors, voting together as a single class. The board of directors may at any time, by vote of a majority of the directors present and voting, terminate or modify the authority of any agent.

ARTICLE XXI

Vacancies

Except as otherwise fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. If the office of any officer becomes vacant, by reason of death, resignation, removal or disqualification, a successor may be elected or appointed by the board of directors by vote of a majority of the directors present and voting. Each such successor officer shall hold office for the unexpired term or such other term specified by the board, and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or replaced or becomes disqualified. The board of directors shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in the whole board, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote, resolution or other action.

ARTICLE XXII

Waiver of Notice

Whenever any notice is required to be given by law or under the provisions of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or provided by electronic transmission, whether before or after the time stated therein or otherwise fixed for the meeting or other event for which notice is waived, shall be deemed equivalent to such notice.

ARTICLE XXIII

Certificates of Stock

Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, any two authorized officers of the corporation, certifying the number of shares owned by such holder in the corporation; provided, however, that where such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of the two authorized officers may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation, and any such issue and delivery shall be regarded as an adoption by the corporation of such certificate or certificates. Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the board of directors.

ARTICLE XXIV

Transfer of Shares of Stock

Subject to applicable restrictions upon transfer, if any, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the corporation as the owner of shares shall have the exclusive right to receive the dividends thereon and, except as provided in Article VII with respect to stock which has been pledged, to vote thereon as such owner or to give any consent permitted by law, and shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof. It shall be the duty of each stockholder to notify the corporation of his post office address.

ARTICLE XXV

Transfer Books; Record Date

The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not more than 60 days nor less than ten days before the date of any meeting of stockholders, or any other of the above mentioned events, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

ARTICLE XXVI

Loss of Certificates

In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms in conformity with law as the board of directors may prescribe.

ARTICLE XXVII

Seal

The corporate seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the word “Delaware”, together with the name of the corporation and the year of its organization, cut or engraved thereon. The corporate seal of the corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE XXVIII

Execution of Papers

Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the president or by one of the vice presidents or by the treasurer.

ARTICLE XXIX

Fiscal Year

Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall terminate on the Saturday nearest to the last day of January of each year.

ARTICLE XXX

Amendments

The board of directors and the stockholders shall each have the power to adopt, alter, amend and repeal these by-laws; and any by-laws adopted by the directors or the stockholders under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

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